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                                 COMMERCE BANK

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Robert W. Berry, Jr., Andrew S. Fine, Ernest
F. Hardee and W. Ashton Lewis, or any of them, the attorney or attorneys and proxy or proxies of the undersigned, with full power of substitution, to attend the Special Meeting of Shareholders of Commerce Bank, Virginia Beach, Virginia ("Commerce") to be held December 8, 1994, at 9:00 a.m., at Ramada Oceanfront Towers, Virginia Beach, Virginia, and at any adjournment thereof, and to vote all shares of stock of Commerce that the undersigned shall be entitled to vote at such meeting. Said proxies are instructed to vote on the matter set forth in the proxy statement as specified below.

  1. To approve an Agreement and Plan of Reorganization, dated as of June 24, 1994 and amended as of August 25, 1994, and a related Plan of Merger, dated as of June 24, 1994, providing for the merger of Branch Banking and Trust Company of Virginia, a to be formed Virginia chartered bank and wholly-owned subsidiary of BB&T Financial Corporation ("BB&T Financial"), with and into Commerce and, in connection therewith, the conversion of each outstanding share of common stock of Commerce into the right to receive 1.305 shares of common stock of BB&T Financial as described in the Proxy Statement/Prospectus of Commerce and BB&T Financial, dated November 9, 1994.

                    FOR [_]    AGAINST [_]    ABSTAIN [_]
                                              (HAS SAME EFFECT AS AGAINST)

  2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

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  THIS PROXY WHEN PROPERLY SIGNED AND DATED WILL BE VOTED IN THE MANNER
DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL NUMBER 1 AS SPECIFIED ABOVE.

Dated: ______________, 1994

                                              _________________________________

                                              _________________________________

                                              Please sign exactly as name
                                              appears on stock certificate.
                                              When signing as attorney,
                                              executor, administrator, trustee
                                              or guarantor, please give full
                                              title. If more than one trustee,
                                              all should sign. This proxy may
                                              be revoked any time prior to its
                                              exercise.